      Exhibit A-2

RETAINED EARNINGS ANALYSIS OF NATIONAL GRID USA
DETAILING GROSS EARNINGS, GOODWILL AMORTIZATION, DIVIDENDS PAID
AND RESULTING CAPITAL BALANCES
AT SEPTEMBER 30, 2000
($MM)
                              NEW
          THE                    ENGLAND     NEW
     MASSA-     NARRA-     GRANITE          NEW     HYDRO     ENGLAND
     CHUSETTS     GANSETT     STATE     NANTUCKET     ENGLAND     TRANS
HYDRO
     ELECTRIC     ELECTRIC     ELECTRIC     ELECTRIC     POWER
ELECTRIC     TRANSMISSION
     COMPANY       COMPANY      COMPANY      COMPANY       COMPANY
CO.,INC.     CORPORATION
Retained Earnings-
 Beginning of Period          $(0.8)     $(0.4)     -     $0.1     $ 1.4
$0.3     $0.3
Net Income(Loss)          5.5     9.4     $0.7     (0.1)     30.7     3.6
2.1
Other Credits          -     -     -     -     -     -     -
Goodwill Amortization          25.1     12.2     0.5     0.4     8.8     -
-
          -------     -----     --------     -----     ----     ----
----     ----
Gross Retained Earnings          29.8     21.2     1.2     0.4     40.9
3.9     2.4
Dividends Paid on Preferred Stock     1.1     0.2     -     -     -     -
-
Dividends Paid on Common Stock
 Out of Retained Earnings          -     -     -     -     -     3.3     2.1
 Out of Capital Surplus          -     -     -     -     -     -     -
 Out of Capital          -     -     -     -     -     -     -
          -------     ----     --------     -----     ----     ----
----     ----
Total Dividends Paid on Common Stock     -     -     -     -     -     3.3
2.1
Repurchase of Common Stock          -     -     -     -     -     -     -
Retained Earnings Adjustment          0.3     0.5     -     -     0.5
-     -
          -------     ----     --------     -----     ----     ----
----     ----
Retained Earnings-End of Period     29.0     21.5     1.2     0.4     41.4
0.6     0.3
          =======     ====     ========     =====     ====     ====
====     ====
Common Stock          60.0     56.6     6.0     -     72.4     2.9     0.1
Premium on Common Stock          -     -     -     -     -     12.9     6.6
Other Paid-in Capital          1,467.4     785.2     39.1     21.7
730.4     25.2     17.9
Unappropriated Retained Earnings     29.0     21.5     1.2     0.4
41.4     0.6     0.3
Treasury Stock, At Cost          -     -     -     -     -     -     -
Reaquired Capital Stock          -     -     -     -     -     -     -
Unrealized Appreciation          0.1     0.2     -     -     -     -     -
          ----     ----     --------     -----     ----     ----     ----
----
Total Proforma Common Equity          1,556.5     863.5     46.3     22.1
844.2     41.6     24.9
          ----     ----     --------     -----     ----     ----     ----
----
Goodwill Amortization           (25.1)     (12.2)     (0.5)     (0.4)
(8.8)     -     -
          ----     ----     --------     -----     ----     ----     ----
----
Common Equity Per Books as
 Reflected on Schedule 10          $1,531.4     $851.3     $45.8     $21.7
$835.4     $41.6     $24.9
          =======     ====     ========     =====     ====     ====
====     ====


 RETAINED EARNINGS ANALYSIS OF NATIONAL GRID USA
DETAILING GROSS EARNINGS, GOODWILL AMORTIZATION, DIVIDENDS PAID
AND RESULTING CAPITAL BALANCES
AT SEPTEMBER 30, 2000
($MM)
     NEW     NEW          NATIONAL
     ENGLAND     ENGLAND     NATIONAL     GRID USA     NEW
     HYDRO     ELECTRIC     GRID USA     TRANSM.     ENGLAND     NEES     EUA
     FINANCE     TRANSMISSION     SERVICE     SERVICES     ENERGY
ENERGY     ENERGY
     COMPANY     CORPORATION      CO.,INC.     CORP.        INC
INC        INVESTMENT
Retained Earnings-
 Beginning of Period          -     -     -     -     -     -     -
Net Income(Loss)          -     $0.5     $1.0     -     -     $(0.4)     $0.1
Other Credits          -     -     -     -     -     -     -
Goodwill Amortization          -     -     -     -     -     0.3     -
          ----          ----     ---------     ----     ----     ----     ----
Gross Retained Earnings          -     0.5     1.0               (0.1)     0.1
Dividends Paid on Preferred Stock     -     -     -     -     -     -     -
Dividends Paid on Common Stock
 Out of Retained Earnings          -     0.2     -     -     -     -     -
 Out of Capital Surplus          -     -     -     -     -     -     -
 Out of Capital          -     -     -     -     -     -     -
          ----          ----     ---------     ----     ----     ----     ----
Total Dividends Paid on Common Stock     -     0.2     -     -     -     -
-
Repurchase of Common Stock          -     -     -     -     -     -     -
Retained Earnings Adjustment          -     -     -     -     -     -     -
          ----     ----     ---------     ----     ----     ----     ----
Retained Earnings-End of Period     -     0.3     1.0     -     -
(0.1)     0.1
          =====          ====     =========     =====     ====     ====
====
Common Stock          -     -     -     -     -     -     -
Premium on Common Stock          -     -     -     -     -     -     -
Other Paid-In Capital          -     1.3     28.2     -     (25.5)
(7.1)     19.5
Unappropriated Retained Earnings     -     0.3     1.0     -     -
(0.1)     0.1
Treasury Stock, At Cost          -     -     -     -     -     -     -
Reacquired Capital Stock          -     -     -     -     -     -     -
Unrealized Appreciation          -     -     2.1     -     -     -     -
          ----          ----     --------     ----     ----     ----     ----
Total Proforma Common Equity          -     1.6     31.3     -     (25.5)
(7.2)     19.6
          ----          ----     --------     ----     ----     ----     ----
Goodwill Amortization           -     -     -     -     -     (0.3)     -
          ----          ----     --------     ----     ----     ----     ----
Common Equity Per Books as
 Reflected On Schedule 10          -     $1.6     $31.3     -     $(25.5)
$(7.5)     $19.6
          =====          ====     ========     =====     ====     ====
====


RETAINED EARNINGS ANALYSIS OF NATIONAL GRID USA
DETAILING GROSS EARNINGS, GOODWILL AMORTIZATION, DIVIDENDS PAID
AND RESULTING CAPITAL BALANCES
AT SEPTEMBER 30, 2000
($MM)
     GRANITE     METRO
     STATE     WEST     WAYFINDER     NEES     NATIONAL     NATIONAL
     ENERGY     REALTY     GROUP     COMMUN-     GRID USA     GRID USA
     INC         LLC        INC           ICATIONS     (Parent)
CONSOLIDATED
Retained Earnings-
 Beginning of Period          -     -     -     $(0.1)     $2.2     $2.2
Net Income(Loss)          -     $0.5     $0.1     (1.9)     48.3     48.3
Other Credits          -     -     -     -     -     -
Goodwill Amortization          -     -     -     3.2     (0.1)     50.3
          ----          ----     ---------     -------     -------     ------
Gross Retained Earnings          -     0.5     0.1     1.2     50.4     100.8

Dividends Paid on Preferred Stock     -     -     -     -     -     -
Dividends Paid on Common Stock
 Out of Retained Earnings          -     -     -     -     -     -
 Out of Capital Surplus          -     -     -     -     -     -
 Out of Capital          -     -     -     -     -     -
          ----          ----     ---------     -------     -------     ------

Total Dividends Paid on Common Stock     -     -     -     -     -     -
Repurchase of Common Stock          -     -     -     -     -     -
Retained Earnings Adjustment          -     -     -     -     -     -
          ----          ----     ---------     -------     -------     ------
Retained Earnings-End of Period           -     0.5     0.1     1.2
50.4     100.8
          ====          ====     ========     =======     =======     ------
Common Stock          -     -     -     -     59.4     59.4
Premium on Common Stock          -     -     -     -     -     -
Other Paid-In Capital          (0.4)     2.1     (4.4)     125.3
3,977.6     3,977.6
Unappropriated Retained Earnings          -     0.5     0.1     1.2
50.4     100.8
Treasury Stock, At Cost          -     -     -     -     -     -
Reacquired Capital Stock          -     -     -     -     -     -
Unrealized Appreciation          -     -     -     -     0.2     2.6
          ----          ----     ---------     -------     -------     ------
Total Proforma Common Equity          (0.4)     2.6     (4.3)     126.5
4,087.6     4,140.4
          ----          ----     ---------     -------     -------     -------
Goodwill Amortization          -     -     -     (3.2)     0.1     (50.3)
          ----          ----     ---------     -------     -------     -------
Common Equity Per Books As
 Reflected on Schedule 10          $(0.4)     $2.6     $(4.3)     $123.3
$4,087.7     $4,090.1
     ======     =====     ======     ========     =======     =======
